UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

September 12, 2018

Date of Report (Date of earliest event reported)

QUALCOMM Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-19528	95-3685934
(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

858-587-1121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

On September 12, 2018, QUALCOMM Incorporated (Qualcomm) entered into accelerated stock buyback agreements (each, an ASR Agreement) with each of Bank of America, N.A., Citibank, N.A. and Morgan Stanley & Co. LLC (each, a Financial Institution, and together, the Financial Institutions) to repurchase an aggregate of $16 billion of Qualcomm’s common stock. The ASR Agreements are part of Qualcomm’s previously announced $30 billion stock repurchase program. Qualcomm is funding the share repurchases under the ASR Agreements with existing cash resources.

Under the terms of the ASR Agreements, Qualcomm will make payments in an aggregate amount of $16 billion to the Financial Institutions on September 14, 2018, and expects to receive on the same day initial deliveries of approximately 178,397,214 shares of Qualcomm’s common stock in the aggregate from the Financial Institutions. The final number of shares to be repurchased by Qualcomm will be based on the volume-weighted average stock price of Qualcomm’s common stock during the term of the ASR Agreements, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Agreements. At settlement, under certain circumstances, one or more of the Financial Institutions may be required to deliver additional shares of common stock to Qualcomm, or under certain circumstances, Qualcomm may be required to deliver shares of common stock or to make a cash payment, at its election, to a Financial Institution. The final settlement under the ASR Agreements is scheduled to occur in September 2019, subject to earlier termination under certain limited circumstances, as set forth in the ASR Agreements.

Each of the ASR Agreements contains customary terms for these types of transactions, including, but not limited to, the mechanisms to determine the number of shares or the amount of cash that will be delivered at settlement, the required timing of delivery of the shares, the specific circumstances under which adjustments may be made to the transactions, the specific circumstances under which the transactions may be terminated prior to their scheduled maturities and various acknowledgements, representations and warranties made by Qualcomm and the applicable Financial Institution to one another.

From time to time, one or more of the Financial Institutions and/or their affiliates have directly and indirectly engaged, and may engage in the future, in investment and/or commercial banking transactions with Qualcomm for which such Financial Institution has received, or may receive, customary compensation, fees and expense reimbursement.

The foregoing description of the ASR Agreements does not purport to be complete and is qualified in its entirety by reference to the ASR Agreements, copies of which are attached as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.

A copy of the press release announcing Qualcomm’s entry into the ASR Agreements is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Master Confirmation — Accelerated Stock Buyback, dated as of September 12, 2018, between QUALCOMM Incorporated and Bank of America, N.A.
10.2	Master Confirmation — Accelerated Stock Buyback, dated as of September 12, 2018, between QUALCOMM Incorporated and Citibank, N.A.
10.3	Master Confirmation — Accelerated Stock Buyback, dated as of September 12, 2018, between QUALCOMM Incorporated and Morgan Stanley & Co. LLC
99.1	September 13, 2018 Press Release by QUALCOMM Incorporated, announcing entry into the accelerated stock buyback agreements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated

Date: September 13, 2018	By:	/s/ George S. Davis
George S. Davis
Executive Vice President and Chief Financial Officer